Exhibit 20.6

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - October 2007

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008
Gross Monthly Payment Rate		19.35%
Delinquency Rate:	30-59 Days	1.38%
	60-89 Days	1.02%
	90 + Days	2.24%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		22.56%
Weighted Average Coupon		6.81%
Servicing Fee Percentage		1.50%
Net Loss Rate		4.23%
Excess Spread Percentage
	Oct-07	10.02%
	Sep-07	9.92%
	Aug-07	10.89%
3-Month Average Excess Spread		10.28%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - October 2007

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-6
Size		$1,200 MM	$1,300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2008

Gross Monthly Payment Rate		19.35%	19.35%
Delinquency Rate:	30 - 59 Days	1.38%	1.38%
	60 - 89 Days	1.02%	1.02%
	90 + Days	2.24%	2.24%

Excess Spread Analysis

Series		COMT 2001-1	COMT 2001-6
Portfolio Yield		22.56%	22.56%
Weighted Average Coupon		5.34%	5.35%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		4.23%	4.23%
Excess Spread Percentage
	Oct-07	10.99%	10.98%
	Sep-07	10.02%	10.01%
	Aug-07	11.52%	11.59%
3-Month Average Excess Spread		10.84%	10.86%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - October 2007

Capital One Master Trust (COMT)

Series		COMT 2002-1
Size		$1,000 MM

Expected Maturity (Class A)		1/15/2009
Gross Monthly Payment Rate		19.35%
Delinquency Rate:	30 - 59 Days	1.38%
	60 - 89 Days	1.02%
	90 + Days	2.24%

Excess Spread Analysis

Series		COMT 2002-1
Portfolio Yield		22.56%
Weighted Average Coupon		5.37%
Servicing Fee Percentage		2.00%
Net Loss Rate		4.23%

Excess Spread Percentage
	Oct-07	10.96%
	Sep-07	9.99%
	Aug-07	11.49%
3-Month Average Excess Spread		10.81%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of Capital One Master Trust.